Exhibit 10.1

[CONFORMED COPY REFLECTING ALL

AMENDMENTS THROUGH NOVEMBER 17, 2004]

LICENSE AND SUBLICENSE AGREEMENT

This Agreement is entered into as of April 12, 2000 between Licensor AMBI Inc., a New York corporation (“AMBI”), and Licensee ImmuCell Corporation, a Delaware corporation (“IC”) (collectively “parties”).

WHEREAS, AMBI has developed, and has maintained as confidential, certain valuable PROPRIETARY INFORMATION, hereinafter defined, with respect to the manufacture, use and sale of LICENSED PRODUCTS, hereinafter defined; and

WHEREAS, AMBI has developed and/or is licensed by Aplin & Barrett limited (“A&B”), and has maintained as confidential, certain valuable PROPRIETARY INFORMATION, relating to the manufacture of NISIN PREPARATIONS, hereinafter defined; and

WHEREAS, IC desires the right to use AMBI’s PROPRIETARY INFORMATION in (i) the manufacture of NISIN PREPARATIONS for use in LICENSED PRODUCTS, and (ii) the manufacture, use, and sale of the LICENSED PRODUCTS; and

WHEREAS, AMBI has obtained, or may obtain, patents encompassed by the PATENTED TECHNOLOGY, hereinafter defined, for certain inventions relating to the manufacture, use, and sale of the LICENSED PRODUCTS; and

WHEREAS, IC desires the right to use the inventions claimed in AMBI’s PATENTED TECHNOLOGY in the manufacture, use, and sale of the LICENSED PRODUCTS.

NOW THEREFORE, for good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1 CERTAIN DEFINITIONS

1.1 “EXCLUDED PRODUCTS” shall mean all products comprising, incorporating, or relating to NISIN PREPARATIONS for the fields of application that are described by the general classifications listed in Exhibit A-2 attached hereto.

1.2 “LICENSED PRODUCTS” shall mean the AMBI products listed in Exhibit A-1 attached hereto.

1.3 “LYSOSTAPHIN PREPARATIONS” shall mean all products containing a measurable concentration of any form, variant, or derivative of lysostaphin.

1.4 “NET SALES” means IC’s gross sales less returns, allowances, credits and discounts, and excludes separately invoiced insurance, transportation, and taxes and other governmental charges.

1.5 “NISIN PREPARATIONS” shall mean all products containing a measurable concentration of any form, variant, or derivative of nisin.

1.6 “OPTION PRODUCTS” shall mean the AMBI products listed in Exhibit A-3 and Exhibit A-4 attached hereto.

1.7 “OTHER IMMUCELL LICENSE” shall mean the License and Sublicense Agreement dated December 30, 1999 between AMBI and IC.

1.8 “PATENTED TECHNOLOGY” shall mean as of the date of this Agreement AMBI patents, and pending patent applications and patents which may issue thereon, relating to the manufacture and use of NISIN PREPARATIONS or the LICENSED PRODUCTS, including any U.S. patents listed in Exhibit C-1, and their foreign equivalents.

1.9 “PROPRIETARY INFORMATION” shall mean all secret or confidential business and/or technical information relating to NISIN PREPARATIONS, or the LICENSED PRODUCTS, as listed in Exhibit B.

1.10 “ROYALTY BEARING PRODUCTS” shall mean LICENSED PRODUCTS.

1.11 “TECHNICAL INFORMATION” shall mean technical information other than the PROPRIETARY INFORMATION and the PATENTED TECHNOLOGY within AMBI’s control, relating to the manufacture of NISIN PREPARATIONS or the LICENSED PRODUCTS.

2 SCOPE OF LICENSE GRANT

2.1 Subject to all the terms and limitations of this Agreement, AMBI grants to IC the sole and exclusive, perpetual, non-transferable except as set forth in Section 10.3, and world-wide rights and licenses, with the right to sublicense entities to whom the rights hereunder may be transferred as set forth in Section 10.3, to use AMBI’s PROPRIETARY INFORMATION, TECHNICAL INFORMATION, and PATENTED TECHNOLOGY in developing, manufacturing, having manufactured, using, selling, marketing, or distributing the LICENSED PRODUCTS.

2.2 [DELETED BY AMENDMENT]

2.3 [DELETED BY AMENDMENT]

2.4 [DELETED BY AMENDMENT]

2.5 AMBI and IC agree that this Agreement does not include the right of IC to develop, manufacture, have made, use, sell, or distribute the EXCLUDED PRODUCTS.

2.6 AMBI and IC agree that this Agreement does not include the right of IC to use any of AMBI’s copyrights, trademarks, or trade names, in connection with the manufacture, use, sale, or distribution of any of the LICENSED PRODUCTS, except as may be set forth in this Agreement.

2.7 AMBI grants to IC an option to become licensed for OPTION PRODUCTS (“Option”) in accordance with the terms of the Option set forth in Exhibit D.

3 PAYMENTS [DELETED BY AMENDMENT]

4 TRANSFER OF PROPRIETARY INFORMATION

4.1 AMBI shall make available to IC, promptly after the effective date of this Agreement, but in no event later than thirty (30) days after the date of this Agreement, the PROPRIETARY INFORMATION, PATENTED TECHNOLOGY, and TECHNICAL INFORMATION relating to manufacture of NISIN PREPARATIONS, and relating to manufacture, use, and sale of LICENSED PRODUCTS, and shall provide to IC copies of documents requested by IC.

4.2 To the extent that the PROPRIETARY INFORMATION is provided in documentary form, including written, graphic, or machine readable form, at least the first page of any such document, or the label attached to any such machine readable form, shall be suitably marked by AMBI to indicate its confidential nature.

4.3 IC agrees that, to the extent any document provided by AMBI and marked in accordance with Section 4.2 is copied or otherwise reproduced, in whole or in part, each copy or reproduction will be marked by IC to indicate its confidential nature.

4.4 All PROPRIETARY INFORMATION shall (except for information sold to IC under the Asset Purchase Agreement between the parties dated December 30, 1999 (“Purchase Agreement”)) remain at all times the property of AMBI. All PROPRIETARY INFORMATION (excluding information sold to IC under the Purchase Agreement, which can only be used as provided for it the Purchase Agreement and the OTHER IMMUCELL LICENSE) shall not be used by IC beyond the scope of the licenses granted under this Agreement.

4.5 Upon termination of this Agreement pursuant to Section 7.2 as the result of a breach by IC, IC shall, at AMBI’s option, return to AMBI, or destroy and provide certification of such destruction to AMBI, all PROPRIETARY INFORMATION, including all copies, revisions, and translations thereof, and shall thereafter make no use of the PROPRIETARY INFORMATION delivered pursuant to this Agreement.

5 TECHNICAL ASSISTANCE

5.1 AMBI agrees to provide to IC reasonable technical support and assistance in connection with IC’s manufacturing of the LICENSED

PRODUCTS for a period of one (1) year from the effective date of this Agreement. If requested by IC, such assistance shall be provided by Dr. Jon de la Harpe, if he is then employed by AMBI.

5.2 The technical support and assistance provided by AMBI may include, as reasonably required, meetings with AMBI technical personnel at AMBI’s facilities, visits by IC technical personnel to AMBI’s facilities, and observation of AMBI’s manufacturing operation by technical personnel of IC, subject to the following terms and conditions:

5.2.1 Such technical support and assistance services will only be provided at the request of IC;

5.2.2 Such services will be provided at times, places, and in a manner mutually acceptable to the parties;

5.2.3 Such technical support and assistance services provided during visits by IC personnel to AMBI’s facilities will not exceed a total of eighteen (18) working days in any the one-year period;

5.2.4 IC shall reimburse AMBI for all reasonable expenses incurred in connection with the provision of such services including, but not limited to, travel, meal and living expenses of the AMBI personnel providing the service;

5.2.5 The expenses related to AMBI’s technical support and assistance under Section 5.2.4 will be detailed in a statement to IC delivered as soon as reasonably available after the conclusion of any such service by AMBI’s technical personnel.

5.3 [DELETED BY AMENDMENT]

6 CONFIDENTIALITY

6.1 IC recognizes that AMBI’s PROPRIETARY INFORMATION is critical to the business of AMBI and that AMBI would not enter into this Agreement without assurance that such PROPRIETARY INFORMATION and the value thereof will be protected as provided in this Section 6 and elsewhere in this Agreement. Accordingly, IC agrees as follows:

6.2 IC shall hold AMBI’s PROPRIETARY INFORMATION in confidence and shall take all precautions with respect thereto.

6.3 IC shall not divulge, release, disseminate, or otherwise disclose any PROPRIETARY INFORMATION, or any information derived therefrom, to any third party, except as permitted under and in accordance with Section 2.

6.4 Notwithstanding the foregoing, the preceding covenants shall not apply to any PROPRIETARY INFORMATION which IC can establish:

6.4.1 Is in or (through no improper action or inaction by the IC, its agents or employees) enters the public domain;

6.4.2 Was rightfully in IC’s possession or known by it prior to receipt from AMBI, as evidenced by documentation in IC’s possession, which documentation is provided to AMBI within thirty (30) days of IC’s receipt of PROPRIETARY INFORMATION;

6.4.3 Was rightfully disclosed to IC, without restriction, by a third party whose direct or indirect source is not AMBI; or

6.4.4 Was independently developed by IC without access to or use of any of AMBI’s PROPRIETARY INFORMATION.

6.5 Immediately upon termination of IC’s license under Section 7, IC will turn over to AMBI all documents or media containing any PROPRIETARY INFORMATION and any and all copies or extracts thereof and will make no further use of any kind of any of AMBI’s PROPRIETARY INFORMATION, except as permitted under the OTHER IMMUCELL LICENSE.

6.6 IC acknowledges and agrees that due to the unique nature of AMBI’s PROPRIETARY INFORMATION, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may result in irreparable harm to AMBI and therefore, that upon any such breach or any threat thereof, AMBI shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law.

7 TERM AND TERMINATION

7.1 This Agreement will remain in effect unless terminated pursuant to Section 7.

7.2 If a party breaches a material provision of this Agreement, e.g. non-payment of license fees and/or royalty payments, then in addition to such other rights and remedies as may be available to the aggrieved party, the aggrieved party may terminate this Agreement upon sixty (60) days prior written notice unless the breach is cured within such period or, if the breach cannot reasonably be so cured, diligent efforts to effect such cure are commenced during that period and are continued in a diligent manner until the cure is completed, which shall be within a reasonable time.

7.3 [DELETED BY AMENDMENT]

7.4 [DELETED BY AMENDMENT]

7.5 In the event of any termination of this Agreement due to a breach by IC under Section 7, the rights and licenses granted IC under this Agreement shall terminate but IC’s obligations under Section 6, as well as obligations imposed by IC on a third party, to maintain the confidentiality of AMBI’s PROPRIETARY INFORMATION and TECHNICAL INFORMATION shall survive such termination for the longer of 5 years thereafter or the period of AMBI’s obligations to maintain the confidentiality of A&B’s PROPRIETARY INFORMATION and TECHNICAL INFORMATION under the License Agreement dated December 12, 1996 between AMBI and A&B. In addition, IC shall return all PROPRIETARY INFORMATION with respect to the subject matter of the terminated licenses.

7.6 [DELETED BY AMENDMENT]

8 REPRESENTATIONS AND WARRANTIES

8.1 AMBI represents and warrants that it has full power, authority and legal right to enter into and perform this Agreement and to grant to IC the rights and licenses set forth herein; that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part; and that the execution, delivery and performance of this Agreement do not contravene any law, governmental rule, regulation or order binding on AMBI or contravene its charter or by-laws or any material indenture, mortgage or contract or other agreement to which it is a party or by which it is bound and which could reasonably be expected to have a material adverse effect on the ability of AMBI to fulfill its obligations under the Agreement.

8.2 IC represents and warrants that it has full power, authority and legal right to enter into and perform this Agreement; that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part; and that the execution, delivery and performance of this Agreement do not contravene any law, governmental rule, regulation or order binding on IC or contravene its charter or by-laws or any material indenture, mortgage or contract or other agreement to which it is a party or by which it is bound and which could reasonably be expected to have a material adverse effect on the ability of IC to fulfill its obligations under the Agreement.

8.3 AMBI represents and warrants that AMBI owns or has the right to license or sublicense the PROPRIETARY INFORMATION and PATENTED TECHNOLOGY to IC to the extent set forth in this License Agreement, that the possession and use of the current formulation for NISIN PREPARATIONS and LYSOSTAPHIN PREPARATIONS will not infringe any existing patents, trade secrets or other intellectual property rights of any third party.

8.4 WARRANTY DISCLAIMER - EXCEPT AS OTHERWISE SET FORTH HEREIN, AMBI MAKES NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9 INFRINGEMENT MATTERS

9.1 In the event that IC brings a claim of patent infringement with respect to LICENSED PRODUCTS, AMBI will cooperate in any such action by making its records and personnel reasonably available at times, places, and in a manner mutually acceptable to the parties.

10 MISCELLANEOUS

10.1 Indemnification - Each party shall indemnify the other and hold the other harmless for and against any and all loss, damage, costs or expenses (including legal costs and expenses) incurred by the other party by reason of any breach of any provision of this Agreement, including any loss, damage, cost or expense which is incurred by IC as a result of the breach of a representation or warranty by AMBI set forth in Section 8.3. AMBI’s maximum indemnification obligation under this Agreement shall be the aggregate amounts paid to AMBI under this Agreement.

10.2 Independent Contractors - The parties are independent contractors and not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

10.3 Assignment - The rights and obligations of the parties under this Agreement, may in the case of N21 be assigned or transferred, and in the case of IC may be assigned or transferred only (i) to a wholly owned subsidiary (without thereby releasing IC of any of its obligations), or (ii) to a successor to IC’s business interests by a merger or sale of substantially all of IC’s assets relating to all of the LICENSED PRODUCTS, and (iii) the rights to market and sell LICENSED PRODUCTS may be assigned or transferred, provided that the assignee or transferee in (i), (ii), (iii) above 1) is not a person or entity involved in the manufacture of any EXCLUDED PRODUCTS for other than A&B, or 2) is not a person or entity manufacturing any NISIN PREPARATIONS for sale or delivery other than to, or on behalf of, A&B or N21, and 3) is otherwise consistent with the scope of the license and obligations under this Agreement, and further provided that IC shall provide notice of each such third party to N21 no later than 10 days after entering into an agreement with any such third party, and shall, at N21’s request, provide a copy of any such third party agreement to N21, IC having the right to redact financial information from such copies.

[THE FOLLOWING TWO PARAGRAPHS WERE ADDED BY

AMENDMENT DATED AS OF NOVEMBER 12, 2004 AND

MODIFY THE FOREGOING SECTION 10.3]

Notwithstanding anything in the License Agreement to the contrary, (i) the licenses and rights granted to IC under the License Agreement for NISIN OPTION PRODUCTS shall be irrevocable, worldwide and fully paid-up upon the payment by IC of $400,000 to N21 and (ii) all other licenses and rights granted to IC under the License Agreement shall be irrevocable, worldwide and fully paid-up upon the payment by IC of $500,000 to N21. IC agrees to make these payments by wire-transfer within three (3) business days after its receipt from

N21 of countersigned copies of (i) this Amendment, (ii) Amendment 1 to the License and Sublicense Agreement dated as of December 30, 1999 between the parties, and (iii) Amendment 2 to the License and Sublicense Agreement dated as of February 1, 2002.

IC may sublicense or assign any of its rights under the License Agreement, as hereby amended, to third parties, or make related disclosures, provided that such third party 1) agrees to conform to the obligations imposed on IC under the License Agreement regarding the confidentiality of PROPRIETARY INFORMATION, 2) is not a person or entity involved in the manufacture of any EXCLUDED PRODUCTS for other than A&B or its affiliates, and 3) is not a person or entity manufacturing any NISIN PREPARATIONS for sale or delivery other than to, or on behalf of, IC, A&B or N21, or their affiliates, and further provided that IC shall provide notice of each such third party to N21 within twenty (20) days after entering into an agreement with any such third party, and shall, at N21’s request, provide a copy of any such third party agreement to N21, IC having the right to redact financial information from such copies. By way of clarification, a sale or delivery that gives rise to royalty or licensing payments to IC is deemed to be a sale or delivery on behalf of IC.

10.4 Amendment and Waiver - Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

10.5 Resolution of Disputes

10.5.1 Negotiation Between Executives - The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement, or the breach, termination or validity thereof, by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of such notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party’s notice, or if the parties fail to meet within 20 days, either party may initiate arbitration of the controversy or claim as provided hereinafter.

If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall he given at least three working days, notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

10.5.2 Arbitration - If a dispute arising out of or relating to this Agreement, or the breach, termination or validity thereof, has not been resolved by negotiation as provided herein, it shall be settled by arbitration in accordance with the Center for Public Resources Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall take place in New York City, New York, shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

10.6 Governing Law and Legal Actions - This Agreement shall be governed by and construed under the domestic laws of the State of New York.

10.7 Jurisdiction and Venue - The parties agree not to contest personal jurisdiction and further agree that any action initiated relating to this Agreement shall be filed in the United States District Court for the Southern District of New York.

10.8 Headings - Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

10.9 Notices - Notice under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service, or mailed by certified or registered mail, return receipt requested to a party at its addresses set forth in the signature block below or as amended by notice pursuant to this subsection.

10.10 Entire Agreement - This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

10.11 Severability - If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

[THE FOLLOWING TWO PARAGRAPHS WERE ADDED BY

AMENDMENT DATED AS OF NOVEMBER 12, 2004]

By way of clarification, the parties agree that Sections 2.2, 2.3, 2.4, 3, 5.3, 7.3, 7.4, [and] 7.6 of the License Agreement are moot or otherwise terminated; that the Option for the NISIN OPTION PRODUCTS has been duly exercised; and that Sections 4, 5, and 7 of Exhibit D to the License Agreement are moot or otherwise terminated. Except as set forth in this Amendment, all other terms and conditions of the License Agreement shall remain in full force and effect.

Each of the parties hereby represents, warrants and confirms that it has full authority to enter into this Amendment and that the License Agreement as so amended does not contravene any law, governmental rule, regulation or order binding on such party or contravene its charter or by-laws or any material indenture, mortgage or contract or other agreement to which it is a party or by which it bound and which could reasonably be expected to have a material adverse effect on the ability of such party to fulfill its obligations to the other party.

LICENSOR:
AMBI INC.

By:	/s/ Benjamin Sporn
Benjamin Sporn
Senior Vice President

Address:

AMBI Inc.
4 Manhattanville Road
Purchase, NY 10577
U.S.A.
Attn: Benjamin Sporn, Esq.

With Copy:

Oscar D. Folger, Esq.
521 Fifth Avenue - 24th Floor
New York, NY 10175

LICENSEE:

IMMUCELL CORPORATION

By:	/s/ Michael F. Brigham
Michael F. Brigham
President and Chief Executive Officer

Address:

ImmuCell Corporation
56 Evergreen Drive
Portland, ME 04103
U.S.A.
Attn: President

With Copy:

Gregory S. Fryer, Esq.
Verrill Dana, LLP
One Portland Square
Portland, ME 04112-0586

EXHIBIT A-1

LICENSED PRODUCTS

“Mastitis Preventatives” which means NISIN PREPARATIONS for use as intramammary infusions as mastitis preventatives.

“Mastitis Treatments” which means NISIN PREPARATIONS for use as intramammary infusions as mastitis treatments.

For the avoidance of doubt, WIPE OUT™ Dairy Wipes is not a LICENSED PRODUCT under this Agreement.

EXHIBIT A-2

EXCLUDED PRODUCTS

All products incorporating NISIN PREPARATIONS that are not LICENSED PRODUCTS under this Agreement, including but not limited to:

Food Additives for food preservation;

Food Preservatives;

Food Preservation Methods; and

NISIN PREPARATIONS for incorporation into EXCLUDED PRODUCTS.

EXHIBIT A-3

NISIN OPTION PRODUCTS

“NISIN OPTION PRODUCTS” which means NISIN PREPARATIONS for use as preventatives or treatments (other than as a food additive) for animal diseases other than mastitis, and for all other veterinary products (other than as a food additive).

EXHIBIT A-4

LYSOSTAPHIN OPTION PRODUCTS

[DELETED AS MOOT]

EXHIBIT B

PROPRIETARY INFORMATION

1 Analytical Methods

Analysis for nisin quantitation and purity by reverse phase HPLC.

2 Nisin Stability

As dry powder at a range of temperatures.

As aqueous solution at a range of pH values.

3 Microbiological methods and data

Analysis for nisin antimicrobial activity by radial diffusion in agar.

Suspension assay for nisin bactericidal activity

4 Nisin Production

Lactococcus lactis production strains.

FermPro LLP Master Batch Record for nisin production and recovery.

5 LICENSED PRODUCTS

Documentation selected by IC, principally, but not exclusively, relating to an NADA package.

PATENTS

EXHIBIT C - 1

Description

U.S. Patent No. 5,217,950 - Nisin Compositions For Use As Enhanced, Broad Range Bactericides

U.S. Patent No. 5,260,271 - Nisin Compositions For Use As Enhanced, Broad Range Bactericides

U.S. Patent No. 5,691,301 - Nisin Compositions For Use As Enhanced, Broad Range Bactericides

U.S. Patent No. 5,753,614 - Nisin Compositions For Use As Enhanced, Broad Range Bactericides

U.S. Patent No. 5,763,395 – [Stabilized lanthionine bacteriocin compositions]

Foreign equivalents of the above-identified United States Patents

PATENTS

EXHIBIT C - 2

Description

U.S. Patent No. 4,931,390 – Expression of the Cloned Lysostaphin Gene

U.S. Patent No. 4,980,163 - Novel Bacteriocin Compositions for Use as Enhanced Broad range Bactericides and Methods of Preventing and Treating Microbial Infection

U.S. Patent No. 5,218,101 - Leader Sequence Inducing a Post-Translational Modification of Polypeptides in Bacteria and Gene Therfor

U.S. Patent No. 5,760,026 - Method for Treating Mastitis and Other Staphylococcal Infections

U.S. Patent No. 5,858,962 – Compositions for Treating Mastitis and Other Staphylococcal Infections

U.S. Patent No. 5,861,275 – Lantibiotic Mutants and Chimeras of Enhanced

Stability and Activity, Leader Sequences Therefor, Genes Encoding the Same, and Methods of Producing and Using the Same

Foreign equivalents of the above-identified United States Patents

EXHIBIT D

NISIN OPTION PRODUCTS

1. AMBI to grant IC an Option to obtain an exclusive world-wide license under AMBI’s PROPRIETARY INFORMATION, TECHNICAL INFORMATION, AND PATENTED TECHNOLOGY, including technology licensed from third parties and other related technical information, to develop, manufacture, market and otherwise commercialize NISIN OPTION PRODUCTS. For the avoidance of doubt, this Option does not include licenses for the use of NISIN PREPARATIONS as a food additive (e.g. for the improvement of food utilization in animals) which may be the subject of a separate agreement.

2. IC shall have until August 1, 2000 to determine if it wishes to initially exercise the Option.

3. Option Fees - In order to initially exercise the Option, IC shall send to AMBI a notice of Option exercise and pay to AMBI $25,000 on or before August 1, 2000.

4. [DELETED BY AMENDMENT]

5 Other Payments [DELETED BY AMENDMENT]

6. Upon exercise of the Option, the terms of the Agreement shall apply to NISIN OPTION PRODUCTS, and NISIN OPTION PRODUCTS shall become LICENSED PRODUCTS, except to the extent that the terms of the Option are expressly different than the term of the license for LICENSED PRODUCTS.

7. [DELETED BY AMENDMENT]

EXHIBIT E

LYSOSTAPHIN OPTION PRODUCTS

[DELETED AS MOOT]